UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12
Lionbridge Technologies, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FAQs on Treatment of Lionbridge Equity: Stock Options, Restricted Stock and Restricted Stock Units

Q: I have stock options to purchase shares of Lionbridge that have been granted to me as an employee. Some are vested and some are not vested. What happens to these options?
A: Under the terms of our Definitive Agreement, stock options will become fully vested at closing and convert into shares of Lionbridge stock (after taking into account the exercise price of an option). These shares would then be purchased for the agreed upon price of $5.75 per share. As is required by the terms of our stock plan, you must remain a Lionbridge employee through closing in order for any unvested options to fully vest. If you leave employment with Lionbridge prior to closing, you will have a 60 day period to exercise your already vested stock options and then, any shares you hold at the time of closing will be purchased from you at the price of $5.75 per share; however, any options that are unvested at the time you terminate employment will be forfeited as detailed in your stock option award agreement and the terms of the Lionbridge Equity Incentive Plan.

Q: I have shares of restricted stock of Lionbridge that have been granted to me as an employee. What happens to these shares if they have not vested before the transaction closes?
A: Under the terms of our Definitive Agreement, restricted stock will become fully vested at closing. These shares would then be purchased for the agreed upon price of $5.75 per share. As is required by the terms of our stock plan, you must remain a Lionbridge employee through closing in order for any unvested restricted stock to fully vest. If you leave employment with Lionbridge prior to closing, you will forfeit any unvested shares of restricted stock as detailed in your restricted stock agreement and the terms of the Lionbridge Equity Incentive Plan.

Q: I have restricted stock units (RSUs) that have been granted to me as an employee. What happens to these RSUs?
A: Under the terms of our Definitive Agreement, RSUs will become fully vested at closing and convert to shares of Lionbridge stock. These shares would then be purchased for the agreed upon price of $5.75 per share. As is required by the terms of our stock plan, you must remain a Lionbridge employee through closing in order for any unvested RSUs to accelerate and become fully vested. If you leave employment with Lionbridge prior to closing, you will forfeit any unvested RSUs as detailed in your restricted stock unit agreement and the terms of the Lionbridge Equity Incentive Plan.

Q: I hold Lionbridge shares in my brokerage account. What happens to those shares?
A: As with any other stockholder of Lionbridge, you will receive instructions through your broker about selling your shares to the expected new owner of Lionbridge, HIG, for $5.75 per share. Shares in your brokerage account, even if acquired through restricted stock, stock option or RSU grants, are fully yours and are not subject to forfeiture if you leave Lionbridge before closing.

Q: When will the transaction close and how will I know the process to turn in my shares?
A: We expect this transaction to close at the end of the first quarter of 2017, and is subject to approval by our stockholders. As a stockholder, you will receive a proxy statement detailing the transaction and allowing you to vote on this transaction. You will also receive instructions about remitting your shares and receiving payment upon closing of the transaction.

Q: Can I convert my LIOX stock to HIG?
A: No, HIG is not a publicly traded company and this transaction is structured to provide cash in exchange for your shares.

Q: Post-closing, will HIG award stock to employees as part of the Lionbridge compensation plan?
A: Details about future compensation and equity grants have not yet been determined.

Q: Will I be taxed on the cash I receive?
A: Please consult with your personal tax advisor as each individual has unique facts and circumstances that need to be taken into account.

Q: Where can I find the number of restricted shares, RSUs or stock options that I hold?
A: You can find your equity holdings on www.solium.com.

Additional Information about the Proposed Transaction and Where to Find It
Lionbridge plans to file with the U.S. Securities and Exchange Commission and furnish its stockholders with a proxy statement in connection with the proposed transaction with H.I.G. Investors and security holders of Lionbridge are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about Lionbridge, H.I.G. and its affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by Lionbridge with the Commission, may be obtained free of charge at the Commission’s website at www.sec.gov.
In addition, investors may obtain a free copy of Lionbridge’s filings from Lionbridge’s website at http://investors.lionbridge.com or by directing a request to: Lionbridge Technologies, Inc. 1050 Winter Street, Suite 2300, Waltham, Massachusetts, attn: Investor Relations or at investor.relations@lionbridge.com.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation
Lionbridge and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Lionbridge in connection with the proposed transaction. Information about those directors and executive officers of Lionbridge, including their ownership of Lionbridge securities, is set forth in the proxy statement for Lionbridge’s 2015 Annual Meeting of Stockholders, which was filed with the Commission on March 21, 2016, as supplemented by other Lionbridge filings with the Commission. Investors and security holders may obtain additional information regarding the direct and indirect interests of Lionbridge and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction with H.I.G., the timing of the closing of the transaction, the expected impact of the transaction on Lionbridge’s business, plans and expectations for the go-shop and Lionbridge’s plans with regard to the proxy statement. Lionbridge intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Lionbridge, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions; uncertainties as to the timing of the acquisition; uncertainties as to whether H.I.G. will be able to consummate the acquisition; uncertainties as to whether Lionbridge’s stockholders will provide the requisite approval for the acquisition; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the acquisition will not be satisfied, including without limitation the parties will be unable to obtain antitrust clearance on a timely basis or at all; the possibility that Lionbridge’s stockholders will file lawsuits challenging the acquisition; the diversion of Lionbridge’s management time and attention to issues relating to the acquisition; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or business partners) occurring prior to completion of the acquisition or if the acquisition is not completed; the difficulty retaining certain key employees of Lionbridge as a result of the announcement of the acquisition; the possibility that costs, fees, expenses or charges Lionbridge incurs in connection with the acquisition are greater than expected; the possibility that the merger agreement may be terminated in circumstances that require Lionbridge to reimburse certain expenses to or pay a termination fee to H.I.G. or its affiliates related to the acquisition; and changes in the economic and financial conditions of the businesses of Lionbridge and H.I.G.; and those risks and uncertainties discussed in Lionbridge’s Annual Report on Form 10-K for the year ended December 31, 2015 and under the heading “Risk Factors,” as updated from time to time by Lionbridge’s Quarterly Reports on Form 10-Q and other documents subsequently filed with the Commission. Except as may be expressly required by law, Lionbridge undertakes no obligation to update any forward-looking statements, which speak only as of the date of this document. All forward-looking statements in this release are qualified in their entirety by this cautionary statement.